UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2025

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, Suite A

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 997-6925

345 Allerton Ave.

South San Francisco, California 94080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PFSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2025, Profusa, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Ascent Partners Fund LLC (the “Purchaser”). Pursuant to the terms and conditions set forth in the Purchase Agreement, the Company may, from time to time and at its discretion, issue and sell to the Purchaser shares of its common stock (the “Purchased Securities”) for an aggregate purchase price of up to $100,000,000 (the “Maximum Aggregate Purchase Price”), subject to certain limitations and conditions described below.

Under the Purchase Agreement, the Company may deliver advance notices (each, an “Advance Notice”) to the Purchaser to request the purchase of shares of common stock, with each closing (a “Closing”) to occur on a trading day following the end of a 10 or fewer trading day valuation period commencing on the trading date immediately following the delivery of the Advance Notice, or as determined by the Purchaser. The purchase price per share at each Closing will be equal to 97% of the lowest volume-weighted average price (“VWAP”) of the Company’s common stock during the applicable valuation period, subject to a floor price and other adjustments as set forth in the Purchase Agreement. The maximum purchase price at any single Closing is limited to the lower of (a) $5,000,000 or (b) 100% of the average daily traded value of the common stock for the five trading days immediately preceding such Closing.

The Purchase Agreement contains certain limitations, including that the aggregate number of shares issued under the Purchase Agreement may not exceed the number of shares registered under the applicable registration statement or the exchange cap (generally 19.9% of the Company’s outstanding common stock as of the effective date), unless stockholder approval is obtained or as otherwise permitted by the rules of the principal trading market. In addition, the Purchaser’s beneficial ownership of the Company’s common stock is limited to 9.99% of the outstanding shares immediately after giving effect to any issuance.

The Company is required to deliver the Purchased Securities as DWAC shares to the Purchaser on the date that it delivers the applicable Advance Notice. If the Company fails to timely deliver the shares, the Purchaser may, among other remedies, deem the Advance Notice rescinded or require the Company to pay certain cover costs. The Purchaser may resell the Purchased Securities during the valuation period, and the Company is obligated to return any surplus shares if the Maximum Aggregate Purchase Price is exceeded.

The Purchase Agreement also provides for the issuance of a warrant to the Purchaser for the purchase of 900,000 shares of common stock, and includes a Registration Rights Agreement, Lock-Up Agreements from the Company’s officers and directors, and a Transfer Agent Instruction Letter. The Company is required to reserve sufficient shares of common stock to satisfy its obligations under the Purchase Agreement and to maintain the listing of its common stock on its principal trading market.

The Company has made customary representations and warranties, including as to its organization, authorization, capitalization, compliance with laws, and the absence of material adverse effects, among others. The Purchaser has also made customary representations, including as to its status as an accredited investor and its investment intent.

The Purchase Agreement contains covenants restricting the Company from entering into certain equity line or at-the-market transactions, exchange transactions, or related party transactions without the Purchaser’s consent, and requires the Company to maintain current public information, timely file required reports, and make certain public disclosures regarding the transaction. The Company is also required to indemnify the Purchaser and its affiliates for certain losses arising out of the transaction.

The proceeds from the sale of the Purchased Securities are to be used exclusively for the purchase of Bitcoin (which may be used for repayment of indebtedness), provided the Company’s cash balance on any Closing Date exceeds $5,000,000. If the cash balance is less than $5,000,000, proceeds must first be used to bring the cash balance to that amount, with the remainder used to purchase Bitcoin. The Company is prohibited from using proceeds for executive compensation, distributions, or repayment of indebtedness to security holders.

The Purchase Agreement will terminate on the earlier of (a) July 27, 2028, (b) the date the Purchaser has purchased the Maximum Aggregate Purchase Price, or (c) upon notice of termination by either party. The Purchase Agreement may be terminated by either party at any time.

As consideration for Ascent’s commitment to purchase the Purchased Securities under the Purchase Agreement, upon our execution of the term sheet relating to the Purchase Agreement, we issued Ascent warrants (the “Commitment Warrants”) to purchase 900,000 shares of Common Stock and an exercise price of $0.01 per share (the “Commitment Warrant Shares”). If we do not require Ascent to purchase any Purchased Securities on or before the 100th day following the execution of the Purchase Agreement, the number of Commitment Warrant Shares underlying the Commitment Warrants will be reduced to 450,000.

Concurrent with the execution of the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser. Pursuant to the Registration Rights Agreement, the Company has agreed to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), certain securities acquired by the Purchasers, including the Purchased Securities under the Purchase Agreement as well as the shares of Common Stock underlying the Commitment Warrants we issued to the Purchaser in connection with the execution of the term sheet relating to the Purchase Agreement (the “Registrable Securities”).

Under the terms of the Registration Rights Agreement, the Company is required to file an initial registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Registrable Securities no later than ten (10) calendar days after the date of the Registration Rights Agreement, and to use its best efforts to cause such registration statement to be declared effective within thirty (30) calendar days following the filing date (subject to acceleration if the SEC notifies the Company that the registration statement will not be reviewed). The Company is also obligated to maintain the effectiveness of the registration statement until all Registrable Securities have been sold or are otherwise eligible for resale without restriction under Rule 144.

The Registration Rights Agreement provides the Purchaser with demand and piggy-back registration rights, subject to certain limitations. Purchasers may, on up to two occasions, require the Company to register all or a portion of their Registrable Securities, and may also request inclusion of their Registrable Securities in other registration statements filed by the Company, subject to customary exceptions.

The Company is required to pay all expenses in connection with the registration of the Registrable Securities, including SEC and stock exchange filing fees, legal and accounting fees, and printing costs, but excluding any broker or similar commissions of the Purchasers.

The Registration Rights Agreement contains customary provisions regarding the review of registration statements and prospectuses by the Purchasers, notice and suspension rights in the event of certain discontinuation events or blackout periods, and procedures for amending or supplementing registration statements and prospectuses. The Company may suspend the use of the registration statement during certain blackout periods, subject to specified time limitations.

The Registration Rights Agreement also includes indemnification provisions, pursuant to which the Company will indemnify the Purchasers and certain related parties against liabilities arising out of any untrue statement or omission in the registration statement or prospectus, subject to customary exceptions.

The Registration Rights Agreement further provides for remedies in the event of a breach, including specific performance and partial liquidated damages in certain circumstances, and contains customary provisions regarding notices, assignment, amendments, and governing law.

The foregoing descriptions of the Purchase Agreement, Commitment Warrants and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, Form of Commitment Warrant, and Registration Rights Agreement, which are attached as exhibits to this report.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety. The securities that have been or may be issued under the Purchase Agreement are being offered and sold by the Company in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof. The Purchaser represented to the Company in the Purchase Agreement that it is an “accredited investor,” as defined in Regulation D, and is acquiring the securities under the Purchase Agreement for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public distribution thereof in violation of the Securities Act or any applicable state securities or “Blue Sky” laws. Accordingly, the offer and sale by the Company of the securities that have been or may be issued to the Purchaser under the Purchase Agreement is not being registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Commitment Warrant
10.1	Securities Purchase Agreement, dated July 28, 2025, by and between Profusa, Inc. and Ascent Partners Fund LLC
10.2	Registration Rights Agreement, dated July 28, 2025, by and between Profusa, Inc. and Ascent Partners Fund LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed or furnished herewith

+	The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 28, 2025	Profusa, Inc.

	By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	Chief Executive Officer

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